UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2003

FLEETBOSTON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

RHODE ISLAND

(State or other jurisdiction of incorporation)

1-6366	05-0341324

(Commission File Number)	(IRS Employer Identification No.)

100 Federal Street, Boston, MA	02110

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	617-434-2200

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure.

On July 15, 2003, FleetBoston Financial Corporation (FleetBoston) issued a press release announcing its earnings for the quarter ended June 30, 2003. A copy of that press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

During a conference call on July 15, 2003, FleetBoston Executive Vice President and Chief Financial Officer Robert C. Lamb, Jr. stated that, in light of the slow economic recovery, the current consensus estimate of net income per common share of approximately $2.38 for full year 2003 was more reasonable than the consensus estimate of $2.50 per common share discussed earlier this year.

Item 7.	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated July 15, 2003 announcing second quarter 2003 earnings.

Exhibit 99.2	Supplemental financial information prepared for use on July 15, 2003 in connection with the second quarter 2003 earnings release.

Item 9.	Regulation FD Disclosure.

The information included in this Item is provided under Item 12 of Form 8-K.

The information provided in the first paragraph of Item 5 of this report is hereby incorporated by reference. In addition, on July 15, 2003, FleetBoston held a telephonic investor conference call and simultaneous audio webcast to discuss its earnings for the second quarter of 2003. The supplemental financial information prepared for use during this conference call and webcast is furnished as Exhibit 99.2 to this report and is incorporated by reference herein. In accordance with FleetBoston’s previously established practice, both the press release announcing second quarter 2003 earnings and the supplemental financial information have been posted on the investor relations section of FleetBoston’s website at www.fleet.com.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ Ernest L. Puschaver

Ernest L. Puschaver Chief Accounting Officer

Dated: July 15, 2003